ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(d)The following exhibit is included with this Report and incorporated herein by reference:

Exhibit No.	Description

99.1	Press release of Reading International, Inc. of June 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:June 18, 2015	READING INTERNATIONAL, INC. By: /s/ William D. Ellis William D. Ellis General Counsel and Secretary

Exhibit 99.1

Reading International Announces Appointment of Ellen Cotter as Interim Chief Executive Officer

Los Angeles, California, (Business Wire) June 15, 2015 – Reading International, Inc. (NASDAQ:RDI) announced today that its Board of Directors has appointed Ellen M. Cotter as interim President and Chief Executive Officer, succeeding James J. Cotter. Jr. The Company currently intends to engage the assistance of a leading executive search firm to identify a permanent President and Chief Executive Officer, which will consider both internal and external candidates.

Ms. Cotter is the Chairman of the Board of Directors of the Company and has served as the senior operating officer of the Company’s US cinemas operations for the past 14 years. In addition, Ms. Cotter is a significant stockholder in the Company.

Ms. Cotter commented, “James Cotter, Sr., who served as our Company’s Chairman and Chief Executive Officer for over 20 years, grew Reading International, Inc. to a major international developer and operator of multiplex cinemas, live theaters and other commercial real estate assets. I look forward to continuing his vision and commitment to these businesses as we move forward to conduct our search for our next Chief Executive Officer. I will work diligently to ensure that this transition is seamless to all of our stakeholders.”

The Company plans to report its second quarter financial results on or before August 10, 2015.

About Ellen Cotter
Ellen M. Cotter has been a member of our Company’s Board of Directors since March 2013, and in August 2014 was appointed as Chairman of the Board. She joined Reading International, Inc. in 1998 and brings to the position her 17 years of experience working in our Company’s cinema operations, both in the United States and Australia. For the past 14 years, she has served as the senior operating officer of our Company’s domestic cinema operations. Ms. Cotter is a graduate of Smith College and holds a Juris Doctorate from Georgetown Law School. Prior to joining our Company, Ms. Cotter was a corporate attorney with the law firm of White & Case in New York, New York.

About Reading International, Inc.
Reading International (http://www.readingrdi.com) is in the business of owning and operating cinemas and developing, owning and operating real estate assets. Our business consists primarily of:

▪	the development, ownership and operation of multiplex cinemas in the United States, Australia and New Zealand; and
▪

the development, ownership, and operation of retail and commercial real estate in Australia, New Zealand, and the United States, including entertainment-themed retail centers (“ETRC”) in Australia and New Zealand and live theater assets in Manhattan and Chicago in the United States.

Reading manages its worldwide business under various different brands:

Exhibit 99.1

▪

in the United States, under the
o Reading brand (http://www.readingcinemasus.com);
o Angelika Film Center brand (http://www.angelikafilmcenter.com);
o Consolidated Theatres brand (http://www.consolidatedtheatres.com);
o City Cinemas brand (http://www.citycinemas.com);
o Beekman Theatre brand (http://www.beekmantheatre.com);
o The Paris Theatre brand (http://www.theparistheatre.com);
o Liberty Theatres brand (http://libertytheatresusa.com/); and
o Village East Cinema brand (http://villageeastcinema.com)

▪	in Australia, under the o Reading brand (http://www.readingcinemas.com.au); and o Newmarket brand (http://readingnewmarket.com.au) o Red Yard Entertainment Centre (http://www.redyard.com.au)
▪

in New Zealand, under the
o Reading brand (http://www.readingcinemas.co.nz);
o Rialto brand (http://www.rialto.co.nz);
o Reading Properties brand (http://readingproperties.co.nz);
o Courtenay Central brand (http://www.readingcourtenay.co.nz);
o Steer n’ Beer restaurant brand (http://steernbeer.co.nz);

Media Contact:
Andrzej Matyczynski
Tel: 213-235-2240